UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):      August 4, 2023

SecureWorks Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-37748	27-0463349
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE
Suite 500
Atlanta,	Georgia		30328
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,	SCWX	The Nasdaq Stock Market LLC
par value $0.01 per share		(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On August 4, 2023, SecureWorks Corp. (the “Company”) committed to, and on August 14, 2023 announced to employees, a plan to reduce the Company's workforce by approximately 15% and to implement certain real estate‑related cost optimization actions (the “Plan”). Under the Plan, the Company intends to rebalance investments cross-functionally in alignment with the Company’s current strategy and growth opportunities, such as focusing on the higher value, higher margin Taegis solutions, optimizing the Company’s organizational structure to increase its scalability, and other priorities, to better position the Company for continued growth with improving operating margins over time.
In connection with the Plan, the Company currently estimates that it will incur expenses up to approximately $14.2 million, the substantial majority of which are expected to result in future cash expenditures. These expenses are anticipated to consist primarily of severance and other termination benefits, as well as real estate-related expenses. The Company expects to recognize these anticipated expenses during the second quarter of fiscal year 2024 and to substantially complete the Plan during the third quarter of fiscal year 2024, although the timing of workforce reductions may vary by country based on local requirements.
Cautionary Statement Regarding Forward Looking Statements
This current report, including the exhibit furnished herewith, contains forward-looking statements, including, but not limited to, statements regarding the date of completion of, and expenses that may be incurred in connection with, the Company’s reorganization plan. The expectations, whether expressed or implied in these forward-looking statements, may not turn out to be correct. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended February 3, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.
Item 7.01    Regulation FD Disclosure.
On August 14, 2023, the Company sent a communication to its employees regarding the Plan. That communication is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits. The following documents are filed or furnished herewith, as applicable, as exhibits to this report:

Exhibit No.	Exhibit Description

99.1	Communication to Company Employees, dated August 14, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document, which is contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 14, 2023	SecureWorks Corp.

		By:	/s/ Alpana Wegner
Alpana Wegner
Chief Financial Officer

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